EXHIBIT 10.1

First Amendment to Executive Agreement

The Brink’s Company (the “Company”), Brink’s, Incorporated (“Brink’s”) and Michael T. Dan (the “Executive”), agree to extend the term of the Executive Agreement dated as of May 4, 1998, among the Company, Brink’s and the Executive (the “Agreement”) and to amend the heading of such Agreement and the provisions of Sections 12 and 13(b) of the Agreement as follows:

1.	The heading of the Agreement is hereby amended by replacing the name “Pittston” with the name “Brink’s”.

2.	Section 12 of the Agreement is hereby amended by replacing the name and address of the Company with the following:

The Brink’s Company

1801 Bayberry Court, Suite 400

P.O. Box 18100

Richmond, VA 23226

Attention of Corporate Secretary

3.	Section 13(b) is hereby amended by replacing the phrase “on the tenth anniversary of the date of this Agreement” with the phrase “on April 23, 2010” and by replacing the phrase “to such tenth anniversary date” with the phrase “to such date”.

The parties expressly agree that the none of the rights or obligations of the Company, Brink’s or the Executive under an Employment Agreement among such parties, dated as of May 4, 1998, as thereafter and hereafter amended (the “Employment Agreement”), shall be amended or otherwise modified in any way by the execution or implementation of this First Amendment to the Agreement, and that all such rights and obligations shall remain in full force and effect in accordance with the terms of the Employment Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the 28th day of March, 2007.

THE BRINK’S COMPANY,

by	/s/ Frank T. Lennon
Frank T. Lennon
Vice President and Chief Administrative Officer

BRINK’S, INCORPORATED,

by	/s/ Frank T. Lennon
Frank T. Lennon
Vice President

/s/ Michael T. Dan
Michael T. Dan

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